EASTMAN CHEMICAL COMPANY - EMN	December 7, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 1, 2005

EASTMAN CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification No.)

200 South Wilcox Drive, Kingsport, TN	37660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

EASTMAN CHEMICAL COMPANY - EMN	December 7, 2005

Item 5.02(d) -- Election of Directors

The Board of Directors of Eastman Chemical Company on December 1, 2005 elected Howard L. Lance as a director. Mr. Lance will serve in the class of directors for which the term in office expires at Eastman’s Annual Meeting of Stockholders in May 2008, and will serve as a member of the Nominating and Corporate Governance Committee, the Compensation and Management Development Committee, the Finance Committee, and the Health, Safety, Environmental and Security Committee, of the Board.

EASTMAN CHEMICAL COMPANY - EMN	December 7, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Curtis E. Espeland Curtis E. Espeland Vice President and Chief Accounting Officer
Date: December 7, 2005